EHIXIBIT 99.1


AMERICAN
HOMESTAR                                    Contact:  Craig Reynolds
CORPORATION                                           Chief Financial Officer
                                                      (281) 334-9702
                                                      e-mail: craig@hstr.com



     AMERICAN HOMESTAR CORPORATION ANNOUNCES SERIES C COMMON STOCK REPURCHASE
                                   TRANSACTION


HOUSTON, Texas (January 21, 2005) - American Homestar Corporation (AHMS.PK) (the "Company") today announced that it has purchased 1,341,597 shares of its Series "C" Common Stock, in a negotiated transaction, from one of its shareholders for $1,019,614. The Company did not solicit the offer nor does it have a formal stock repurchase program currently in place. The shares will be held as treasury shares.

The Company issued Series "C" Common Stock to its former creditors in connection with the Company's reorganization in 2001. The Series "C" Common Stock is currently traded on the Over-the Counter "Pink Sheets" Market under the trading symbol "AHMS."

American Homestar Corporation produces and sells manufactured homes (both HUD-code and Modular) from its two production facilities in Texas and its 30 retail centers in Texas, Oklahoma and New Mexico. The Company also arranges for financing and insurance for its customers.

For more information contact the Company's website at www.americanhomestar.com
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